Exhibit 10(d)

AMENDMENT NO. 2

TO THE

ONCOR SUPPLEMENTAL RETIREMENT PLAN

(Amended and Restated Effective as of January 1, 2015)

Oncor Electric Delivery Company LLC hereby adopts this Amendment No. 2 to the Oncor Supplemental Retirement Plan (Amended and Restated Effective as of January 1, 2015) (the “Plan”) effective as of May 13, 2019 to provide for cashouts of amounts under the limits imposed by Section 402(g) of the Internal Revenue Code, as permitted by Treasury Regulation 1.409A-3(j)(4)(v). Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.

1.    Article Four of the Plan is hereby amended by revising Section 4.2(c) to read as follows:

“(c)    Notwithstanding subsection (b), effective as of May 13, 2019 (the “Cashout Amendment Date”): (i) with respect to any Participant who experiences a Separation from Service on or after the Cashout Amendment Date, if the lump sum present value of such Participant’s entire vested Supplemental Retirement Benefit under the Plan as of the Participant’s Separation from Service date is no greater than the applicable dollar amount under section 402(g)(1)(B) of the Code, the present value of such Participant’s Supplemental Retirement Benefit shall be paid to such Participant in a single lump sum as soon as reasonably practical following such Participant’s Separation from Service and, in any event, within ninety (90) days thereof; and (ii) with respect to any Participant who experienced a Separation from Service prior to the Cashout Amendment Date, if the lump sum present value of such Participant’s entire vested Supplemental Retirement Benefit under the Plan as of the Cashout Amendment Date is no greater than the applicable dollar amount under section 402(g)(1)(B) of the Code, the present value of such Participant’s Supplemental Retirement Benefit as of the Cashout Amendment Date shall be paid to such Participant in a single lump sum as soon as administratively practical following the Cashout Amendment Date and, in any event, within ninety (90) days thereof.”

2.    Except as expressly set forth herein, the Plan shall remain unchanged and in full force and effect in accordance with its terms.

Executed this 13th day of May, 2019, to be effective as set forth herein.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By: /s/ Debbie L. Dennis
Printed Name: Debbie L. Dennis
Title: CCO & SVP HR and Corporate Affairs